Ehibit 99.1

                                              Date: April 17, 2007
                                              Contact: Mark D. Bradford,
                                              President and Chief Executive
                                              Officer, (812) 331-3455
                                              Media Contact: Ashley Mattick,
                                              Marketing Director, (812) 353-7705
                                              Toll-free: (800) 319-2664
                                              Fax: (812) 331-3445
                                              www.monroebank.com

FOR IMMEDIATE RELEASE

          MONROE BANCORP REPORTS 13.5 PERCENT EARNINGS GROWTH AND 14.8 PERCENT EARNINGS PER SHARE GROWTH FOR THE FIRST QUARTER OF 2007

BLOOMINGTON, Ind. - April 17, 2007 -- Monroe Bancorp, (NASDAQ: MROE), the independent Bloomington-based holding company for Monroe Bank, reported net income of $2,012,000, or $0.31 per basic and diluted common share, for the quarter ended March 31, 2007. Net income for the quarter was 13.5 percent greater than the $1,773,000 reported for same period of 2006 and earnings per share for the quarter was 14.8 percent greater than the $0.27 reported a year earlier.

"I am very pleased by the earnings growth that we were able to achieve during the first quarter of 2007. I am proud that the income growth is the result of a variety of activities and has taken place even though loan growth was relatively soft during the quarter," said Mark D. Bradford, President and Chief Executive Officer.

Return on average equity was 15.33 percent for the first quarter of 2007 compared to 14.05 percent for the first quarter of 2006 and 14.59 percent for all of 2006. Return on average assets increased to 1.10 percent for the first quarter, compared to 1.01 percent for the first quarter of 2006 and 1.04 percent for all of 2006.

FINANCIAL PERFORMANCE

Net interest income after the provision for loan losses increased 6.1 percent to $5,446,000 for the three months ended March 31, 2007 compared to $5,131,000 for the same period in 2006. The tax-equivalent net interest margin for the quarter ended March 31, 2007 was 3.45 percent, compared to 3.39 percent for the quarter ended December 31, 2006 and 3.40 percent for first quarter of 2006.

Noninterest income totaled $2,447,000 for the first three months of 2007 compared to $2,249,000 in the same period of 2006. The 8.8 percent or $198,000 increase in noninterest income is largely the result of a $78,000 gain on the sale of land (discussed later in this release), and increases in trust fees and commissions on investment sales offsetting a $40,000 decline in income from gains on sales of investments. Trust fees grew 18.6 percent to $485,000 for the three months ended March 31, 2007 compared to $409,000 for the same period of 2006. The increase in trust fees was driven by growth in trust assets under management. Trust assets under management reached $319,112,000 at March 31, 2007, growing 17.4 percent, or $47,346,000 over the $271,766,000 at December 31,
2006 and by 30.8 percent, or $75,136,000 over the March 31, 2006 total of $243,976,000. The revenue impact of the asset growth that took place in the first quarter was largely offset by the recognition of certain expenses (e.g., safekeeping asset transfer fees) associated with moving new trust assets to the Company. Management does not anticipate that trust assets will sustain this rate of growth on an ongoing basis.

                       Monroe Bancorp Reports First Quarter Earnings Page 2 of 7

Commissions earned on the sale of investment products totaled $232,000 for the first quarter of 2007 compared to $202,000 for the same period of 2006. The 14.9 percent increase is attributable to personnel changes, improved sales efforts and progress being made in the transition from a transaction based commission business into one that is management fee based.

Total noninterest expense increased to $5,093,000 for the three months ended March 31, 2007, compared to $4,822,000 for the same period of 2006. The 5.6 percent or $271,000 increase in noninterest expense is largely the result of a $161,000 or 5.7 percent increase in total compensation expense, and a $58,000 or
100.0 percent increase in loan related legal expense.

ASSET QUALITY

Nonperforming assets and 90-day past due loans totaled $2,999,000 (0.40 percent of total assets) at March 31, 2007 compared to $1,620,000 (0.23 percent of total assets) at March 31, 2006 and $2,497,000 (0.33 percent of total assets) at December 31, 2006. While the trend in nonperforming assets and 90-day past due loans has recently been unfavorable, the overall level is still felt to be low.

Net charge-offs for the first quarter of 2007 totaled $213,000 or 0.15 percent of total loans. "I'm very pleased with our continued efforts to maintain credit quality," said Mr. Bradford. "We will continue to apply our disciplined approach to credit quality as we grow our loan portfolio in the future."

FINANCIAL CONDITION

Total assets grew 5.6 percent from March 31, 2006, reaching $751,621,000 on March 31, 2007. Loans, including loans held for sale, totaled $562,724,000 on March 31, 2007, a 4.1 percent increase from total loans on March 31, 2006, which were $540,386,000. Deposits increased 5.0 percent to $595,061,000 at March 31, 2007 compared to $566,721,000 a year earlier.

ADDITIONAL INSIGHTS INTO FIRST QUARTER RESULTS

o Sale of Brownsburg Land - The Company realized a $78,000 gain on the sale of a small parcel of land for a road-widening project. The sale of the land, which was in front of our Brownsburg office, will have no impact on its operation and minimal impact on its overall appearance.

o    Stock Buyback Activity, Funded With Trust Preferred Subordinated Debentures
     - The Company repurchased 162,000 shares of its common stock during the first quarter at an average price including commission of $17.79. However, due to the timing of the purchases, the repurchase activity only reduced average outstanding shares for the quarter by 54,000. The Company has purchased a total of 292,000 shares at an average price including commission of $17.28 since the program was announced in June of 2006.

                       Monroe Bancorp Reports First Quarter Earnings Page 3 of 7

     The Company's repurchase activity during the first quarter was funded with proceeds from a trust preferred subordinated debenture and other debt. Net interest expense during the quarter associated with the stock buyback activity totaled $87,000.

     Trust preferred subordinated debentures are being used as the primary source of funding for the Company's stock repurchase activity. As of March 31, 2007 the Company had issued a total of $8,248,000 of trust preferred subordinated debentures at an average cost of 6.76 percent.

o Formation of a Real Estate Investment Trust - The Bank formed a Real Estate Investment Trust (REIT) involving approximately $80,000,000 of its existing commercial real estate loans during the fourth quarter of 2006. The REIT is structured such that it can be used by the Company to raise capital if needed. Due to startup expenses, the REIT did not have a material impact on the Company's net income during the fourth quarter of 2006. However, the REIT increased the Company's net income by $61,000 during the first quarter on 2007.

o Loan Related Legal Expense - As noted earlier, loan legal expense for the first quarter of 2007 was $58,000 greater than during the first quarter of 2006. Most of the increase is related to a case that has recently been resolved. Management is exploring options to recover amounts attributable to certain loans that were charged-off or written down in earlier periods related to this case.

OTHER NEWS

The Company plans to open three full-service banking centers over the next eighteen months. Two of the banking centers will replace limited service offices in Avon and Plainfield, both high growth communities in Hendricks County, west of Indianapolis. These offices are expected to open in the fourth quarter of 2007. The third office will open in Noblesville, a high growth community located in Hamilton County, just north of Indianapolis. The Noblesville banking center is expected to open during the summer of 2008.

The Company will hold its Annual Meeting of Shareholders at 10 a.m., Thursday, April 26, 2007 at the Bloomington/Monroe County Convention Center in downtown Bloomington, Indiana.

ABOUT MONROE BANCORP

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(R) Global Stock Market under the symbol MROE.

See attachments for additional financial information. For further information, contact: Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455.

                       Monroe Bancorp Reports First Quarter Earnings Page 4 of 7

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used a non-GAAP measures of reporting the net interest margin on a tax-equivalent basis which it believes is appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions;
(2) changes in the interest rate environment; (3) prepayment speeds, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; and (7) The Company's business development efforts in new markets in and around Hendricks and Hamilton Counties. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

                       Monroe Bancorp Reports First Quarter Earnings Page 5 of 7

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                  QUARTERS ENDED                             YEARS ENDED
                                            ----------------------------------------------------------  ----------------------
                                             MAR 2007    DEC 2006    SEPT 2006   JUN 2006    MAR 2006    DEC 2006    DEC 2005
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
             BALANCE SHEET *
Cash and Interest-earning deposits          $   27,006  $   27,743  $   16,902  $   29,320  $   18,227  $   27,743  $   29,500
Federal Funds Sold                               4,210       5,803         282      21,504         575       5,803       7,100
Securities                                     122,372     120,250     119,531     114,352     119,638     120,250     119,244
Total Loans                                    562,724     559,463     555,990     559,281     540,386     559,463     525,466
   Loans Held for Sale                           2,363       2,545       3,485       4,741       1,914       2,545       1,308
   Commercial & Industrial                      98,979      93,912      93,612     101,110      95,974      93,912      91,277
   Real Estate:                                                                                                  -
      Commercial & Residential                 318,381     320,789     326,978     321,126     318,525     320,789     317,472
      Construction & Vacant Land                99,560      97,006      88,002      85,969      76,746      97,006      68,066
      Home Equity                               25,350      26,515      25,303      27,284      27,836      26,515      27,479
   Installment Loans                            18,091      18,696      18,610      19,051      19,391      18,696      19,864
Reserve for Loan Losses                          6,216       6,144       6,095       5,817       5,675       6,144       5,585
Bank Premises and Equipment                     15,138      15,411      14,918      14,004      14,003      15,411      13,039
Federal Home Loan Bank Stock                     2,312       2,312       2,391       2,545       2,545       2,312       2,545
Interest Receivable and Other Assets            24,075      23,355      25,131      22,267      22,236      23,355      21,751
         Total Assets                       $  751,621  $  748,193  $  729,050  $  757,456  $  711,935  $  748,193     713,060

Total Deposits                              $  595,061  $  589,328  $  566,107  $  593,856  $  566,721  $  589,328  $  576,181
   Noninterest Checking                         84,775      79,783      75,800      85,530      81,495      79,783      85,198
   Interest Bearing Checking & NOW             120,339     138,418     124,553     130,030     112,793     138,418     109,359
   Regular Savings                              18,354      17,884      19,258      19,930      19,932      17,884      21,015
   Money Market Savings                         98,692     105,702     100,719      98,829      86,119     105,702      93,621
   CDs Less than $100,000                      131,060     122,037     116,004     119,400     121,409     122,037     121,592
   CDs Greater than $100,000                   131,741     112,401     117,465     127,913     133,550     112,401     134,254
   Other Time                                   10,100      13,103      12,308      12,224      11,423      13,103      11,142
Total Borrowings                                95,143      98,079     102,342     101,268      85,965      98,079      76,762
   Federal Funds Purchased                           -       2,075      13,000           -           -       2,075           -
   Securities Sold Under Repurchase
    Agreement                                   65,589      70,784      59,841      69,574      51,742      70,784      40,519
   FHLB Advances                                19,419      19,430      24,498      29,780      31,780      19,430      33,781
   Loans Sold Under Repurchase
    Agreement                                    1,887       2,697       1,910       1,914       2,443       2,697       2,462
   Subordinated Debentures - Trust
    Preferred                                    8,248       3,093       3,093           -           -       3,093           -
Interest Payable and Other Liabilities           9,516       7,281       7,916      10,348       7,885       7,281       9,603
         Total Liabilities                     699,720     694,688     676,365     705,472     660,571     694,688     662,546
Shareholders Equity                             51,901      53,505      52,685      51,984      51,364      53,505      50,514
         Total Liabilities and
          Shareholders' Equity              $  751,621  $  748,193  $  729,050  $  757,456  $  711,935  $  748,193  $  713,060

Book Value Per Share                        $     8.19  $     8.24  $     8.08  $     7.86  $     7.77  $     8.24  $     7.64
End of period shares issued and
 outstanding                                 6,353,342   6,515,342   6,545,342   6,639,842   6,639,842   6,515,342   6,639,842
Less:  Unearned ESOP shares                     19,900      22,300      26,125      28,050      29,975      22,300      31,900
End of Period Shares Used to
 Calculate Book Value                        6,333,442   6,493,042   6,519,217   6,611,792   6,609,867   6,493,042   6,607,942

* period end numbers

                       Monroe Bancorp Reports First Quarter Earnings Page 6 of 7

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                  QUARTERS ENDED                             YEARS ENDED
                                            ----------------------------------------------------------  ----------------------
                                             MAR 2007    DEC 2006    SEPT 2006   JUN 2006    MAR 2006    DEC 2006    DEC 2005
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
             INCOME STATEMENT
Interest Income                             $   11,852  $   11,922  $   11,590  $   10,956  $   10,175  $   44,643  $   34,879
Interest Expense                                 6,121       6,165       5,796       5,273       4,744      21,978      14,055
Net Interest Income                              5,731       5,757       5,794       5,683       5,431      22,665      20,824
Loan Loss Provision                                285         300         300         300         300       1,200       1,140
Total Noninterest Income                         2,447       2,375       2,497       2,371       2,249       9,492       9,258
   Service Charges on Deposit Accounts             867         867         901         980         866       3,614       3,538
   Trust Fees                                      485         453         435         404         409       1,701       1,545
   Commission Income                               232         187         182         214         202         785         900
   Gain on Sale of Loans                           177         232         332         297         184       1,045       1,235
   Realized Gains (Losses) on Securities             1           3          60           8          44         115          95
   Unrealized Gains (Losses) on
    Trading Securities
      Associated with Directors'
       Deferred Comp Plan                           33          23          65         (43)         29          74          74
   Other Operating Income                          652         610         522         511         515       2,158       1,871
Total Noninterest Expense                        5,093       5,313       5,011       4,952       4,822      20,098      18,054
   Salaries & Wages                              2,102       2,054       2,072       2,010       1,941       8,077       7,329
   Commissions, Options & Incentive
    Compensation                                   452         486         467         471         438       1,862       1,883
   Employee Benefits                               435         591         456         560         448       2,055       1,566
   Premises & Equipment                            819         806         786         782         777       3,151       2,654
   Advertising                                     225         105         184         204         219         712         653
   Legal Fees                                      155          78         102          40          87         307         526
   Appreciation (Depreciation)
    in Directors'
      Deferred Compensation Plan                    64         135          85         (15)         96         301         187
   Other Operating Expenses                        841       1,058         859         900         816       3,633       3,256
Income Before Income Tax                         2,800       2,519       2,980       2,802       2,558      10,859      10,888
Income Tax Expense                                 788         700         927         861         785       3,273       3,665
Net Income After Tax & Before
 Extraordinary Items                             2,012       1,819       2,053       1,941       1,773       7,586       7,223
Extraordinary Items                                  -           -           -           -           -           -           -
Net Income                                  $    2,012  $    1,819  $    2,053  $    1,941  $    1,773  $    7,586  $    7,223

Basic Earnings Per Share                    $     0.31  $     0.28  $     0.31  $     0.29  $     0.27  $     1.15  $     1.09
Diluted Earnings Per Share                        0.31        0.28        0.31        0.29        0.27        1.15        1.09

                       Monroe Bancorp Reports First Quarter Earnings Page 7 of 7

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                  QUARTERS ENDED                             YEARS ENDED
                                            ----------------------------------------------------------  ----------------------
                                             MAR 2007    DEC 2006    SEPT 2006   JUN 2006    MAR 2006    DEC 2006    DEC 2005
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
               ASSET QUALITY
Net Charge-Offs                             $      213  $      250  $       22  $      159  $      210  $      641  $      749
OREO Expenses                                        8           5           5           7           7          24          89
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
   Total Credit Charges                     $      221  $      255  $       27  $      166  $      217  $      665  $      838

Nonperforming Loans                         $    2,308  $    1,712  $    2,068  $    1,337  $    1,610  $    1,712  $    1,933
OREO                                               141         141           -           -           -         141           -
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
   Nonperforming Assets                          2,449       1,853       2,068       1,337       1,610       1,853       1,933
90 Day Past Due Loans net of
 Nonperforming Loans                               550         644         727           9          10         644          99
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
   Nonperforming Assets + 90 day
    PD/Assets                               $    2,999  $    2,497  $    2,795  $    1,346  $    1,620  $    2,497  $    2,032

     RATIO ANALYSIS - CREDIT QUALITY*
NCO/Loans                                         0.15%       0.18%       0.02%       0.11%       0.16%       0.11%       0.14%
Credit Charges/Loans & OREO                       0.16%       0.18%       0.02%       0.12%       0.16%       0.12%       0.16%
Nonperforming Loans/Loans                         0.41%       0.31%       0.37%       0.24%       0.30%       0.31%       0.37%
Nonperforming Assets/Loans &OREO                  0.44%       0.33%       0.37%       0.24%       0.30%       0.33%       0.37%
Nonperforming Assets/Assets                       0.33%       0.25%       0.28%       0.18%       0.23%       0.25%       0.27%
Nonperforming Assets+ 90 day PD/Assets            0.40%       0.33%       0.38%       0.18%       0.23%       0.33%       0.28%
Reserve/Nonperforming Loans                     269.32%     358.88%     294.73%     435.08%     352.48%     358.88%     288.93%
Reserve/Total Loans                               1.10%       1.10%       1.10%       1.04%       1.05%       1.10%       1.06%
Equity & Reserves/Nonperforming Assets         2373.09%    3219.05%    2842.36%    4323.19%    3542.80%    3219.05%    2902.17%
OREO/Nonperforming Assets                         5.76%       7.61%       0.00%       0.00%       0.00%       7.61%       0.00%

   RATIO ANALYSIS - CAPITAL ADEQUACY *
Equity/Assets                                     6.91%       7.15%       7.23%       6.86%       7.21%       7.15%       7.08%
Equity/Loans                                      9.22%       9.56%       9.48%       9.29%       9.51%       9.56%       9.61%

     RATIO ANALYSIS - PROFITABILITY
Return on Average Assets                          1.10%       0.97%       1.11%       1.07%       1.01%       1.04%       1.09%
Return on Average Equity                         15.33%      13.63%      15.62%      15.04%      14.05%      14.59%      14.93%
Net Interest Margin (tax-equivalent)(1)           3.45%       3.39%       3.43%       3.44%       3.40%       3.42%       3.41%

*    Based on period end numbers

(1) Interest income on tax-exempt securities has been adjusted to a tax-equivalent basis using a marginal income tax rate of 34%. Reclassification of amounts from prior periods have been made to conform to the March 2007 presentation.